Exhibit 99.1
PHILADELPHIA CONSOLIDATED HOLDING CORP.
SECOND QUARTER RESULTS
JUNE 30, 2005
JULY 26, 2005 PRESS RELEASE
Bala Cynwyd, PA — Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the quarter ended June 30, 2005 increased 76.4% to $47.1 million ($1.93 diluted and $2.05 basic earnings per share) vs. $26.7 million ($1.15 diluted and $1.21 basic earnings per share) for the same period in 2004. Net income for the quarter ended June 30, 2005 included $0.2 million ($0.01 diluted gain per share) of after-tax net realized investment gains vs. $0.7 million ($0.03 diluted loss per share) of after-tax net realized investment losses for the same quarter in 2004. Gross written premiums increased to $284.3 million vs. $280.4 million in the second quarter of 2004, and the combined ratio (the sum of the ratio of net loss and loss adjustment expenses incurred to net earned premiums and the ratio of acquisition costs and other underwriting expenses to net earned premiums) for the quarter was 74.5% vs. 83.6% for the same quarter in 2004.
Financial results for the second quarter of 2005 included:
•	An $8.1 million pre-tax ($5.3 million after-tax, or $0.22 diluted earnings per share) decrease in net unpaid loss and loss adjustment expenses due to favorable trends in prior years’ claims emergence.
•	A $2.0 million pre-tax ($1.3 million after-tax, or $0.05 diluted loss per share) bonus accrual related to the terms of an employment agreement with the Company’s founder and Chairman.
•	A net decrease of $49.0 million in gross written premiums primarily in the mobile homeowners and certain commercial automobile and professional liability products due to underwriting factors and policyholders’ decisions to self-insure.
Net income for the six months ended June 30, 2005 increased 74% to $92.7 million ($3.86 diluted and $4.09 basic earnings per share) vs. $53.4 million ($2.31 diluted and $2.42 basic earnings per share) for the same period in 2004. After-tax realized investment gains were $7.2 million ($0.30 diluted earnings per share) vs. $0.5 million ($0.02 diluted earnings per share) for the same period in 2004.

Press Release
July 26, 2005

James J. Maguire, Jr., CEO, said, “I am extremely pleased with our continued solid underwriting performance, as evidenced by our combined ratio of 74.5%. We adhered to our principles of careful risk selection and responsible pricing, even in the wake of a more competitive marketplace. During the quarter, we continued to cull our book of mobile homeowners business and focus on our homeowners and flood products. Additionally, we non-renewed certain less profitable lines of professional liability where pricing levels had become unacceptable. I remain optimistic regarding our prospects for continued profitable growth through the remainder of the year.
As previously announced in the Company’s press release dated June 16, 2005, the Company received a subpoena from the Securities and Exchange Commission (“SEC”) requesting documents and other information regarding any non-traditional insurance products entered into by Philadelphia Indemnity Insurance Company and Philadelphia Insurance Company with General Reinsurance Corporation and its affiliates. The Company has supplied documents to the SEC in response to such subpoena, and the Company will continue to cooperate with the SEC in connection with this matter. As a result of the Company’s receipt of the subpoena, the Company’s audit committee is conducting an independent review of the Company’s reinsurance arrangements.”
Forward-Looking Information
This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of our liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of our reinsurers to pay; (ix) future terrorist attacks; (x) the outcome of the review by the Company’s audit committee relating to the Company’s reinsurance arrangements; (xi) the outcome of the Securities and Exchange Commission’s industry-wide investigation relating to the use of non-traditional insurance products, including finite risk reinsurance arrangements; and (xii) the outcome of industry-wide investigations being conducted by various insurance departments, attorneys-general and other authorities relating to the use of contingent commission arrangements. The Company does not intend to publicly update any forward looking statement, except as may be required by law.

Press Release
July 26, 2005

Philadelphia Insurance Companies is a specialty niche Company which markets and underwrites property and casualty insurance products through 36 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2004 annual report, visit our web site at www.phly.com.

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	As of,
	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
INVESTMENTS:
FIXED MATURITIES AVAILABLE FOR SALE AT MARKET (AMORTIZED COST $1,591,461 AND $1,287,094)	$1,599,748	$1,299,704
EQUITY SECURITIES AT MARKET (COST $132,172 AND $110,601)	138,205	128,447

TOTAL INVESTMENTS	1,737,953	1,428,151

CASH AND CASH EQUIVALENTS	56,182	195,496
ACCRUED INVESTMENT INCOME	16,339	13,475
PREMIUMS RECEIVABLE	228,877	229,502
PREPAID REINSURANCE PREMIUMS AND REINSURANCE RECEIVABLES	302,077	429,850
DEFERRED INCOME TAXES	29,981	14,396
DEFERRED ACQUISITION COSTS	105,697	91,647
PROPERTY AND EQUIPMENT, NET	23,051	21,281
GOODWILL	25,724	25,724
OTHER ASSETS	27,075	36,134

TOTAL ASSETS	$2,552,956	$2,485,656

LIABILITIES AND SHAREHOLDERS’ EQUITY
POLICY LIABILITIES AND ACCRUALS:
UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES	$1,052,502	$996,667
UNEARNED PREMIUMS	533,084	531,849

TOTAL POLICY LIABILITIES AND ACCRUALS	1,585,586	1,528,516
FUNDS HELD PAYABLE TO REINSURER	44,667	131,119
LOANS PAYABLE	—	33,406
PREMIUMS PAYABLE	47,879	48,111
OTHER LIABILITIES	114,812	100,347

TOTAL LIABILITIES	1,792,944	1,841,499

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
PREFERRED STOCK, $.01 PAR VALUE, 10,000,000 SHARES AUTHORIZED, NONE ISSUED AND OUTSTANDING	—	—
COMMON STOCK, NO PAR VALUE, 100,000,000 SHARES AUTHORIZED, 23,046,184 AND 22,273,917 SHARES ISSUED AND OUTSTANDING	333,808	292,856
NOTES RECEIVABLE FROM SHAREHOLDERS	(9,082)	(5,465)
RESTRICTED STOCK DEFERRED COMPENSATION COST	(3,704)	—
ACCUMULATED OTHER COMPREHENSIVE INCOME	9,309	19,796
RETAINED EARNINGS	429,681	336,970

TOTAL SHAREHOLDERS’ EQUITY	760,012	644,157

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,552,956	$2,485,656

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
REVENUE:
NET EARNED PREMIUMS	$233,136	$189,563	$469,891	$360,985
NET INVESTMENT INCOME	15,373	10,800	28,864	20,773
NET REALIZED INVESTMENT GAIN (LOSS)	296	(1,061)	11,094	717
OTHER INCOME	300	829	780	2,211

TOTAL REVENUE	249,105	200,131	510,629	384,686

LOSSES AND EXPENSES:
LOSS AND LOSS ADJUSTMENT EXPENSES	142,393	136,520	296,857	267,206
NET REINSURANCE RECOVERIES	(26,591)	(29,203)	(54,584)	(63,646)

NET LOSS AND LOSS ADJUSTMENT EXPENSES	115,802	107,317	242,273	203,560
ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES	57,826	51,272	121,774	98,626
OTHER OPERATING EXPENSES	6,010	2,642	9,949	4,411

TOTAL LOSSES AND EXPENSES	179,638	161,231	373,996	306,597

INCOME BEFORE INCOME TAXES	69,467	38,900	136,633	78,089

INCOME TAX EXPENSE (BENEFIT):
CURRENT	29,585	13,889	53,860	25,763
DEFERRED	(7,258)	(1,656)	(9,938)	(1,101)

TOTAL INCOME TAX EXPENSE	22,327	12,233	43,922	24,662

NET INCOME	$47,140	$26,667	$92,711	$53,427

PER AVERAGE SHARE DATA:
BASIC EARNINGS PER SHARE	$2.05	$1.21	$4.09	$2.42

DILUTED EARNINGS PER SHARE	$1.93	$1.15	$3.86	$2.31

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	22,952,906	22,111,232	22,690,118	22,064,751
WEIGHTED-AVERAGE SHARE EQUIVALENTS OUTSTANDING	1,487,016	1,081,954	1,318,593	1,107,482

WEIGHTED-AVERAGE SHARES AND SHARE EQUIVALENTS OUTSTANDING	24,439,922	23,193,186	24,008,711	23,172,233